UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 25, 2021

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as specified in its Charter)

___________________________________________________________

New York	1-10113	11-0853640
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ACUR	OTCQB Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2021, we held our Annual Meeting of Shareholders at which the shareholders voted (i) for the election of Immanuel Thangaraj, Bruce F. Wesson, Robert B. Jones, William G. Skelly and George K. Ross to our Board of Directors for one-year terms; (ii) for an advisory resolution to approve executive compensation; (iii) for the adoption of the 2021Restricted Stock Unit Award Plan; and (iv) for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2021 fiscal year ending December 31, 2021.

The results of the voting with respect to each matter voted upon, as applicable, are set forth below:

1.	Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Immanuel Thangaraj	15,228,432	150,253	3,733,358
Bruce F. Wesson	15,228,212	150,473	3,733,358
Robert B. Jones	15,207,099	171,586	3,733,358
William G. Skelly	15,209,250	169,435	3,733,358
George K. Ross	15,228,854	149,831	3,733,358

2.	Advisory Resolution Approving Executive Compensation:

For	Against	Abstentions	Broker Non-Votes
14,991,968	378,542	8,175	3,733,358

3.	Adoption of the 2021 RSU Award Plan:

For	Against	Abstentions	Broker Non-Votes
15,016,374	354,054	8,257	3,733,358

4.	Ratification of Independent Registered Public Accounting Firm for 2021 Fiscal Year:

For	Against	Abstentions	Broker Non-Votes
18,908,846	190,289	12,908	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2021	ACURA PHARMACEUTICALS, INC.

	By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer